UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Preliminary Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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SHRINK NANOTECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

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SHRINK NANOTECHNOLOGIES, INC.

4100 Calit2 Bldg

Irvine, California 92697

NOTICE OF STOCKHOLDER ACTION TO BE TAKEN

PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

December __, 2011

Dear Shrink Nanotechnologies, Inc. Stockholders:

This Information Statement is furnished to provide notice to stockholders of Shrink Nanotechnologies, Inc., a Delaware corporation (the “Company”), in connection with approval by our Board of Directors (the “Board”) and a majority of the stockholders of our common stock, par value $0.001 (the “Common Stock”) to take the following actions:

1.

Authorize the Board to amend the Company’s Certificate of Incorporation filed with the Delaware Secretary of State (the “Certificate”) to increase the Company’s authorized Common Stock from 475,000,000 shares to 975,000,000 shares (the “Authorized Increase”);

2.

Authorize the Board, at their discretion, to affect a reverse stock split of the Company’s Common Stock as further described herein (the “Reverse Split”); and

3.

Confirm and ratify the prior appointments of Mr. Luis J. Leung as the Company’s sole member of the Board of Directors (the “Board Appointment” and collectively with the above described actions, the “Corporate Actions”).

Stockholders of record at the close of business on December 5, 2011 are entitled to notice of this stockholder action by written consent. Stockholders representing a majority of our issued and outstanding shares of voting stock have already consented to the Corporate Actions to be effective as of December __, 2011, in accordance with the General Corporation Law of the State of Delaware.   Accordingly, your approval is not required and is not being sought and you will not have dissenters' rights.

Please read this notice carefully.  It describes the change in the Company’s capitalization and contains certain related information.  Additional information about the Company is contained in its reports filed with the United States Securities and Exchange Commission (the “Commission”).  These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.  Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, the Corporate Actions cannot become effective until twenty (20) days after the date this Information Statement is mailed to the Company’s stockholders. We anticipate that the amendment will become effective on or after January __, 2012.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By order of the Board of Directors /s/ Darren Miles By: Darren Miles Its: President

PRELIMINARY INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES AND EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

____________________

This Information Statement is circulated to advise the stockholders of action taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company.

____________________

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

____________________

GENERAL

This Information Statement has been filed with the Commission and is being furnished to the holders of the outstanding and voting shares of stock of Shrink Nanotechnologies, Inc., a Delaware corporation. The purpose of this Information Statement is to provide notice that a majority of the Company’s stockholders, have, by written consent, approved of the Corporate Actions.

This Information Statement will be mailed on or about December __, 2011 to those persons who were stockholders of the Company as of the close of business on December 5, 2011 (the “Record Date”). The Corporate Actions are expected to become effective on or about January ___, 2012 (the “Effective Date”). The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

As a majority of the Company’s stockholders have already approved of the Corporate Actions by written consent, the Company is not seeking approval for the Corporate Actions from any of the Company’s remaining stockholders, and the Company’s remaining stockholders will not be given an opportunity to vote on the Corporate Actions. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Corporate Actions as required by the Exchange Act.

The Company’s Board approved the Corporate Actions effective December 5, 2011 and fixed December 5, 2011 as the Record Date for determining the stockholders entitled to give written consent to the Corporate Actions. As of December 5, 2011, the majority stockholders who voted for the Corporate Actions held an aggregate of shares of the Company’s outstanding stock being equal to 82.80% of the number of then outstanding available votes.

As of the Record Date, there were 217,393,308 shares of Common Stock issued and outstanding and 20,000,000 shares of Series A Preferred Stock issued and outstanding.

POTENTIAL ANTI-TAKEOVER EFFECTS OF CORPORATE ACTIONS

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any action, including the Corporate Actions discussed below, that may be used as an anti-takeover mechanism. In addition, certain provisions of our Articles, bylaws and applicable governing statutes may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. Some of the Corporate Actions discussed herein may have an over-all effect of making it more difficult to complete a possible acquisition proposal, merger or assumption of control by a principal stockholder and in turn, may make it more difficult to remove the then incumbent management. While it is possible that management could use these provisions to resist or frustrate a third-party transaction as described above, we have no current plans relating to any proposed takeover, have no knowledge of any proposed takeover attempts, nor did we intend to construct or enable any anti-takeover defense or mechanism on our behalf. We have no intent or plan to employ these provisions as anti-takeover devices or for the goal of entrenching the incumbent management and we do not have any plans or proposals to adopt any other provisions or enter into other arrangements that may have material anti-takeover consequences. Below outlines the Company’s potential anti-takeover provisions and protections, both related to the Corporate Actions contained herein and include in the Company’s Certificate, bylaws and corporate charter documents.

Increase in Authorized Stock

The increase in authorized Common Stock may make it more difficult or prevent or deter a third party from acquiring control of our Company or changing our Board and management, as well as inhibit fluctuations in the market price of our Company’s shares that could result from actual or rumored takeover attempts. The proposed increased in our authorized Common Stock is not the result of any such specific effort, rather, as indicated below, the purpose of the increase in the authorized Common Stock is to provide our Company’s management with certain abilities including, but not limited to, the issuance of Common Stock to be used for public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other general corporate purposes, and not to construct or enable any anti-takeover defense or mechanism on behalf of our Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent Shareholders, our Company presently has no intent or plan to employ any additional authorized shares as an anti-takeover device.

Reverse Split

In the event the Board affects a Reverse Split as described below, the Company will in effect increase the number of shares that we are authorize to issue in relation to the number of shares of our common stock then outstanding. While it is possible that management could use the additional shares to prevent or deter a third party from acquiring control of our Company or changing our Board and management, as well as inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts, our Company presently has no intent or plan to employ any additional authorized shares for such purposes.

Cumulative Voting

Our Company’s Certificate and by-laws do not provide for cumulative voting in the election of directors. The combination of the present ownership by a few shareholders of a significant portion of our Company’s issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other shareholders to replace our Company’s Board or for another party to obtain control of our Company by replacing our Board.

Indemnification Arrangements

Our bylaws provide for indemnification of our directors and officers and provide for the advancement of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by law, provided, however, that the officer shall not receive indemnification if he or she is finally adjudicated therein to be liable for negligence or misconduct in office. The indemnification provided also extends to good faith expenditures incurred in anticipation of, or preparation for, threatened or proposed litigation. The Board may, in proper cases, extend the indemnification to cover the good faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

Removal of Directors and Filling of Vacancies

The number of votes required to remove a director from the Board and giving remaining directors the sole right to fill a vacancy on the Board may make it more difficult for, or prevent or deter a third party from acquiring control of our Company or changing our Board and management.

CORPORATE ACTION NO. 1

INCREASE IN AUTHORIZED STOCK

Overview

The Board has recommended that the shareholders grant authority to the Board to amend the Certificate to increase the Company’s authorized Common Stock from 475,000,000 shares to 975,000,000 shares (the “Authorized Increase”). A copy of the amendment to our Certificate has been attached hereto as an Exhibit A. The general purpose and effect of the amendment to our Certificate is to increase our authorized share capital which we believe will enhance our ability to finance the development and operation of our business.

Our Board approved the amendment to our Certificate on December 5, 2011 to increase our authorized share capital so that such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders.  Potential uses of the additional authorized shares may include, but are not limited to, public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other general corporate purposes.  Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares, in most cases, without the expense of delay of seeking shareholder approval. We are at times investigating additional sources of financing which our Board believes will be in our best interests and in the best interests of our shareholders. As of the date of this filing, the Company does not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares of common stock for any purpose outside of the Corporation’s ordinary course of business.

The amendment to our Certificate to increase our authorized share capital will not have any immediate effect on the rights of existing shareholders.  However, our Board will have the authority to issue shares of our Common Stock without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations.  To the extent that additional authorized Common Stock is issued in the future, such issuance will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders. The increase in the authorized number of shares of our Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our Company without further action by the shareholders.  Shares of authorized and unissued Common Stock could be issued (within limits imposed by applicable law) in one or more transactions.  Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

Vote Required

Delaware General Corporation Law (“DGCL”) provides an outline of the scope of the amendments of the Certificate. This includes the amendments discussed herein. DGCL provides that proposed amendments must first be adopted by the Board and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

Our Board has adopted, ratified and approved of the Authorized Increase and subsequently submitted the proposed Authorized Increase to our shareholders for their approval.  The securities that are entitled to vote to authorize the Authorized Increase and amend our Certificate consist of issued and outstanding shares of Common Stock and Series A Preferred Stock outstanding as at December 5, 2011, the Record Date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to the company’s Certificate.

As of the Record Date, the majority stockholders who voted for the Authorized Increase held an aggregate of shares of the Company’s outstanding Common Stock and Series A Preferred Stock being equal to 82.80% of the number of then outstanding available votes in favor of the amendment to the Company’s Certificate to increase the Company’s authorized Common Stock from 475,000,000 shares to 975,000,000, thus granting authority to the Board to amend the Company’s Certificate to increase the Company’s authorized Common Stock from 475,000,000 shares to 975,000,000 shares.

CORPORATE ACTION NO. 2

REVERSE SPLIT

Overview

The Board has recommended that the shareholders grant authority to the Board to affect a reverse split of the Company’s Common Stock (the “Reverse Split”); such Reverse Split will have no affect on shares of the Company’s Preferred Stock currently authorized, issued and outstanding. The Reverse Split fraction shall be determined by the Board at a later time and at anytime until the next meeting of the Company’s shareholders which are entitled to vote on such actions and shall be limited to one of the following fractional Reverse Split ratios (each a “Reverse Ratio”): (i) 1-for-5 Reverse Split; (ii) 1-for-7 Reverse Split; (iii) 1-for-10 Reverse Split; (iv) 1-for-20 Reverse Split; and (v) 1-for-30 Reverse Split. In the event the Board affects a Reverse Split, the total number of authorized shares will remain unchanged. The Reverse Split will be effectuated pursuant to an amendment to the Certificate, a copy of which has been attached hereto as Exhibit A.

Effects of Reverse Split

Following the effectiveness, if any, of a Reverse Split, current shareholders shall be issued fewer shares of Common Stock, with such number of shares dependent on the Reverse Ratio ratified by the Board. For example, if the Board approves of a 1-for-10 Reverse Split, a shareholder owning 100 shares of Common Stock prior to such Reverse Split would hold 10 shares of Common Stock following such Reverse Split. THE HIGHER THE REVERSE RATIO (1-FOR-30 BEING HIGHER THAN 1-FOR-10 FOR EXAMPLE), THE GREATER THE REDUCTION OF RELATED SHARES EACH EXISTING SHAREHOLDER, POST REVERSE SPLIT, WILL EXPERIENCE.

In deciding whether to implement the Reverse Split and the Reverse Ratio to be used, the Board will consider, among other things: (i) the potential impact and anticipated benefits in the event the Company moves toward profitability; (ii) the market price of the Company’s Common Stock; (iii) the number of shares that will be outstanding after the split; (iv) the stockholders’ equity at such time; (v) the shares of Common Stock available for issuance in the future; (vi) the liquidity of the Common Stock in the market; and (vii) the nature of the Company’s operations. The Board shall maintain the right to elect not to proceed with the Reverse Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Purposes of the Reverse Split

The Board believes that the Company’s outstanding shares of Common Stock may need to be reduced with the goal of: (i) creating a capital structure that better reflects a potentially profitable company; (ii) better matching the number of shares outstanding with the size of the Company in terms of market capitalization, shareholders’ equity, operations and potential earnings; (iii) better enabling the Company to raise funds to finance our possible sales and marketing activities; and (iv) facilitating higher levels of institutional stock ownership where investment policies generally prohibit investments in lower-priced securities.

The Board believes that in order to provide a meaningful level of earnings per share, assuming the Company achieves profitability, the Reverse Split may provide a share count that is more consistent with the Company’s potential economics. Specifically, the lower share count may facilitate meaningful levels of per share earnings and better enable our shareholders to identify changes in operating results as the Company potentially moves towards profitability.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors, and thus improve liquidity.

Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the possible higher market price resulting from the Reverse Split may, to some extent, reduce the negative effects on the marketability and liquidity of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Additionally, a higher share price may give the Company the added flexibility to list its shares on a different stock exchange or quotation service, such as the Nasdaq National Market, although the Company has no current plans to do so.

The purpose of seeking shareholder approval of a range of exchange ratios (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Split. Following the approval of this corporate action, the Board will affect a Reverse Split only upon the Board’s determination that a Reverse Split would be in the best interests of the Company at that time. If the Board were to affect a Reverse Split, the Board would set the timing for such a split and select the specific ratio as set forth herein. No further action on the part of shareholders will be required to either implement or abandon the Reverse Split. If the Board determines to implement the Reverse Split, we would communicate to the public, prior to the effective date of the Reverse Split, additional details regarding the Reverse Split, including the specific ratio the board selects.

Common Stock

After the effective date of the Reverse Split, each shareholder will own less shares of our Common Stock. The Reverse Split would not change the number of authorized shares of Common Stock designated by our Certificate of Incorporation, nor the number of shares of Preferred Stock issued and outstanding. Following the Effective Date and amendment to our Certificate, we will have authorized 1,000,000,000 shares of stock, including 975,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock. Thus, following a Reverse Split, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our Certificate would effectively increase. These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as, but not limited to, raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Common Stock. We believe that the availability of the additional shares may provide us with the flexibility to meet our business needs as they arise. If we issue additional shares for any purposes, the ownership interest of our current shareholders would be diluted in the same manner as would result from any other share issuance. As of the date of this filing, the Company does not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares for any purpose.

This proposal has been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of Common Stock that would become available for issuance following the Reverse Split could also be used by the Company’s management to delay or prevent a change in control. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted in response to any such proposals.

All outstanding options and warrants to purchase shares of our Common Stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the Reverse Split.

The below charts outline the capital structure following the increase in the Company’s authorized stock as described in Corporate Action No.1 herein and prior to and immediately following a possible Reverse Split, with each individual possible Reverse Ratio accounted for. Note the number of shares disclosed as “Issued and Outstanding” in the below charts account for the number of shares issued and outstanding as of the Record Date.

	Number of shares of Common Stock before 1:5 Reverse Split	Number of shares of Common Stock after 1:5 Reverse Split
Authorized	975,000,000	975,000,000
Issued and Outstanding	217,393,308	43,478,662
Reserved for Issuance	0	0
Authorized but Unissued	757,606,692	931,521,338

	Number of shares of Common Stock before 1:7 Reverse Split	Number of shares of Common Stock after 1:7 Reverse Split
Authorized	975,000,000	975,000,000
Issued and Outstanding	217,393,308	31,056,187
Reserved for Issuance	0	0
Authorized but Unissued	757,606,692	943,943,803

	Number of shares of Common Stock before 1:10 Reverse Split	Number of shares of Common Stock after 1:10 Reverse Split
Authorized	975,000,000	975,000,000
Issued and Outstanding	217,393,308	21,739,331
Reserved for Issuance	0	0
Authorized but Unissued	757,606,692	953,260,669

	Number of shares of Common Stock before 1:20 Reverse Split	Number of shares of Common Stock after 1:20 Reverse Split
Authorized	975,000,000	975,000,000
Issued and Outstanding	217,393,308	10,869,666
Reserved for Issuance	0	0
Authorized but Unissued	757,606,692	964,130,334

	Number of shares of Common Stock before 1:30 Reverse Split	Number of shares of Common Stock after 1:30 Reverse Split
Authorized	975,000,000	975,000,000
Issued and Outstanding	217,393,308	7,246,444
Reserved for Issuance	0	0
Authorized but Unissued	757,606,692	967,753,556

Exchange of Certificate and Elimination of Fractional Share Interests

Upon the effectiveness of the Reverse Split, a certain number of shares of our Common Stock (depending on which Reverse Split ratio is chosen) will automatically be changed into one share of Common Stock.  Holders of our Common Stock will not be required to exchange their certificates representing shares of Common Stock held prior to the Reverse Split for new certificates representing shares of Common Stock.  Therefore, it is not necessary for you to send us your stock certificates.  If, however, a stockholder wishes to exchange such stockholder’s certificates, the stockholder may do so by surrendering its certificate to the Company’s transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

Fractional Shares

No fractional shares of our Common Stock will be issued as a result of the Reverse Split. In the event the proposed Reverse Split leaves a shareholder with a fraction of a share, the number of shares due to the shareholder shall be rounded up. For example, if the proposed Reverse Split leaves an individual shareholder with one and one half shares, the shareholder will be issued, post proposed Reverse Split, two whole shares.

No Dissenters Rights

In connection with the approval of the Reverse Split, shareholders of the Company will not have a right to dissent and obtain payment for their shares under the DGCL, the Certificate or bylaws.

Tax Consequences to Common Shareholders

The following discussion sets forth the material United States federal income tax consequences that management believes will apply with respect to the Company and the shareholders of the Company who are United States holders at the effective time of the Reverse Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. For this purpose, a United States holder is a shareholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion does not describe all of the tax  consequences  that may be  relevant  to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in  securities, financial institutions, insurance  companies, tax-exempt organizations, foreign  individuals and entities and persons who acquired their Common  Stock  as  compensation).  In addition, this summary is limited to shareholders who hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Accordingly, each shareholder is strongly urged to consult with a tax adviser to determine the particular federal, state, local or foreign income or other tax consequences to such shareholder related to the reverse split.

No gain or loss should be recognized by a shareholder upon his or her exchange of pre-Reverse Split shares for post-Reverse Split shares except for those associated with any additional shares the shareholder receives as a result of rounding up any post-Reverse Split fractional shares. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split should be the same as the shareholder’s aggregate tax basis in the pre-Reverse Split shares. The shareholder’s holding period for the post-Reverse Split shares should include the period during which the shareholder held the pre-Reverse Split shares surrendered in the Reverse Split.

Vote Required

DGCL provides an outline of the scope of the amendments of the Certificate. This includes the amendments discussed herein. DGCL provides that proposed amendments must first be adopted by the Board and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

Our Board has adopted, ratified and approved of the Reverse Split and subsequently submitted the proposed Reverse Split to our shareholders for their approval.  The securities that are entitled to vote to authorize the Reverse Split and amend our Certificate consist of issued and outstanding shares of Common Stock and Series A Preferred Stock outstanding as at December 5, 2011, the Record Date for determining shareholders who are entitled to notice of and to vote on the proposed Reverse Split and amendment to the company’s Certificate.

As of the Record Date, the majority stockholders who voted for the Reverse Split held an aggregate of shares of the Company’s outstanding Common Stock and Series A Preferred Stock being equal to 82.80% of the number of then outstanding available votes in favor of the Reverse Split, thus granting authority to the Board to amend the Company’s Certificate and effectuate the Reverse Split.

CORPORATE ACTION NO. 3

ELECTION OF DIRECTORS

Overview

The Board has recommended that the shareholders ratify the prior appointment of Luis J. Leung (“Mr. Leung”) as the Company’s sole member of the Board and approve of the re-election of Mr. Leung to serve on the Company’s Board for the 2012 fiscal year (the “Board Appointment”). Mr. Leung will hold office until the next annual meeting of stockholders and thereafter until his successor is elected and qualified.

Professional Bio: Luis J. Leung

Mr. Luis J. Leung began his career in São Paulo, Brazil in 1988 with Smar Equipamentos Industrias Ltd as a Research and Development Software Engineer. In 1991 he was helped establish the company’s operations in the United States and was promoted to CIO and Comptroller.  From 1994 to 1997 Mr. Leung helped structure operations and systems for the company’s headquarters as well as for its subsidiaries in Germany, France and Singapore. In 2004, Mr. Leung co-founded Scitus Corporation, a Microsoft VAR and ISV, and the Alba Spectrum Group a consulting company. The Alba Spectrum Group has operations in Chicago, Houston and São Paulo, Brazil. Its line of products includes Microsoft, SAP and Oracle. In 2001, Mr. Leung co-founded Advent Corporation, a software development company and Microsoft Partner. The company merged with Enterlogix Corporation in 1992. Enterlogix Corporation, after the merger, was the largest Microsoft Great Plains implementation practice in the state of Texas.  In 1997, Mr. Leung started his consulting career at Hein + Associates LLP in Houston, TX as a Project Manager. In 1999 he was hired by Grant Thornton, LLP as a Consulting Manager and participated in several multi-country systems implementations. In 2000, he worked at eParners Inc as a CRM Practice Leader.  Mr. Leung holds a Bachelors of Science from Instituto Tecnologico Aerospacial, Brazil

Vote Required

Although stockholder approval is not required for the ratification of the prior appointment of Mr. Leung, the Board considers it desirable for the stockholders to pass upon such Board Appointment, in addition to the re-election of Mr. Leung as described above. Our Board has adopted, ratified and approved of the Board Appointment and subsequently submitted the Board Appointment to our shareholders for their approval.

The securities that are entitled to vote on the Board Appointment consist of issued and outstanding shares of Common Stock outstanding as at December 5, 2011 the Record Date for determining shareholders who are entitled to notice of and to vote on the Board Appointment.

As of the Record Date, the majority stockholders who voted for the Board Appointment held an aggregate of shares of the Company’s outstanding Common Stock and Series A Preferred Stock being equal to 82.80% of the number of then outstanding available votes in favor of the Board Appointment, thus ratifying the Board Appointment.

EXPECTED DATE FOR EFFECTING THE CORPORATE ACTIONS

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Corporate Actions cannot be affected until 20 days after the date this Information Statement is sent to the Company’s stockholders. This Information Statement will be sent on or about January __, 2012 to the stockholders of the Company as of the Record Date.

Pursuant to the consent resolutions adopted by a majority of the stockholders, notwithstanding the fact that the Corporate Actions have been approved by the Company’s majority stockholders, the Company’s Board may, by resolution, abandon the Corporate Actions at any time prior to the effective date of the Corporate Actions without any further action by the Company’s stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of the date of this Information Statement by: (i) each person who, to the Company’s knowledge, owns more than 5% of its Common Stock; (ii) each of the Company’s named executive officers and directors; and (iii) all of the Company’s named executive officers and directors as a group.

Name And Address	Number Of Shares Beneficially Owned	Percentage of Class Owned

Mark L. Baum (1)	10,000,000 Series A Preferred Stock	50%
Sonkei Shimasu Trust (2)	10,000,000 Series A Preferred Stock	50%

Mark L. Baum (3)	48,749,745 Common Stock	22.42%
Sonkei Shimasu Trust (4)	9,062,220 Common Stock	4.16%
James B. Panther, II (5)	38,211,198 Common Stock	17.57%
Marshall Khine (6)	43,164,440 Common Stock	19.86%
Blackbox Semiconductor, Inc. (7)	14,000,000 Common Stock	6.43%
Luis J. Leung (8)	0 Common Stock	0%
Darren Miles (9)	0 Common Stock	0%

All directors, officers and 5% Common Stock shareholders as a group	153,187,603 Common Stock 20,000,000 Series A Preferred	70.44% 100%

(1)

The address for Mr. Baum is 1302 Waugh Drive, Suite 618, Houston Texas 77019.

(2)

The 10,000,000 shares of Series A Preferred Stock are issued in the name of Sonkei Shimasu Trust (“Sonkei”). Mr. Brian Alexander is the trustee of Sonkei. The address for Sonkei is 5151 Shoreham Place, Suite 200, San Diego, California 92122.

(3)

Includes 9,233,530 shares of Common Stock issued in the name of Mark L. Baum, 1,305,017 shares of Common Stock issued in the name of Thunderbird Global Corporation (“Thunderbird”) and 76,422,395 shares of Common Stock issued in the name of BCGU, LLC. Mr. Baum is the President of Thunderbird and maintains beneficial ownership and control over all 1,305,017 shares held by Thunderbird. Mr. Baum is one of the members of, and a 50% beneficial owner of BCGU, LLC (“BCGU”), and thereby disclaims economic ownership of 50% (38,211,197 shares) of all shares held by BCGU. The address for Mr. Baum is 1302 Waugh Drive, Suite 618, Houston Texas 77019.

(4)

The 9,062,220 shares of Common Stock are issued in the name of Sonkei. Mr. Brian Alexander is the trustee of Sonkei. The address for Sonkei is 5151 Shoreham Place, Suite 200, San Diego, California 92122.

(5)

The 76,422,395 shares of Common Stock are issued in the name of BCGU, LLC. Mr. Panther is one of the members of, and a 50% beneficial owner of BCGU, LLC (“BCGU”), and thereby disclaims economic ownership of 50% (38,211,198 shares) of all shares held by BCGU. The address for Mr. Panther is 381 Casa Linda Plaza, Suite 408, Dallas, Texas 75218.

(6)

The address for Mr. Khine is c/o the Company at 4100 Calit2 Bldg., Irvine, California 92697-2800.

(7)

Mr. David Duncan is the President of Blackbox Semiconductor, Inc. and the address for Blackbox Semiconductor, Inc. is 1462 Erie Blvd., Schenectady, New York 12305.

(8)

The address for Mr. Leung is c/o the Company at 4100 Calit2 Bldg., Irvine, California 92697-2800.

(9)

The address for Mr. Miles is c/o the Company at 4100 Calit2 Bldg., Irvine, California 92697-2800.

Beneficial ownership is determined in accordance with the rules and regulations of the Commission.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this report and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this report.

DISSENTER’S RIGHTS

Pursuant to the Delaware General Corporation Law, our stockholders are not entitled to dissenters' rights of appraisal with respect to the Capitalization Increase or Forward Split as effectuated by the Amendment and the Company will not independently provide shareholders with any such right.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Corporate Actions which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us.  The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict.  In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement.  The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information.  You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You can read and copy any materials that the Company files with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   You can obtain information about the operation of the SEC’s Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at www.sec.gov.

You should rely only on the information contained in, or incorporated by reference as an exhibit to, this Information Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than December __, 2011, or such earlier date as is expressly set forth herein.

Dated: December __, 2011	By order of the Board of Directors /s/ Darren Miles. By: Darren Miles Its: President

EXHIBIT A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

SHRINK NANOTECHNOLOGIES, INC.

Shrink Nanotechnologies, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That, by unanimous written consent in lieu of a meeting of the Board of Directors (the “Board”) of Shrink Nanotechnologies, Inc., (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation:  (i) approving of an increase to the number of authorized shares which the Corporation is authorized to issue (the “Capitalization Increase”), and (ii) approving of a reverse stock split on a 1 for 5, 1 for 7, 1 for 10, 1 for 20, or 1 for 30 basis, as determined at the sole discretion of the Board (the “Reverse Split”), and, declaring said amendments, as reflected in a single amendment (hereinafter the “Amendment”), to be advisable and calling for consent of the stockholders of the Corporation for consideration thereof.  The resolutions setting forth the proposed Amendment is substantially as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by amending and restating the first paragraph only of  Section 6.1 of Article 6 thereof relating to the authorized shares of the Corporation, so that, as amended, said Section 6.1 of Article 6 shall be and read in its entirety, as follows:

ARTICLE 6

CAPITAL STOCK

“6.1

Authorized Capital Stock.  The aggregate number of shares which this Corporation shall have authority to issue is 1,000,000,000 shares, with par value $0.001 per share, consisting of (a) nine hundred and seventy-five million 975,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (b) 25,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) issuable in one or more series as hereinafter provided.  A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to, and restrictions imposed upon, the shares of each class are as follows:”

; and be it further

RESOLVED, that the Amendment shall further amend the Certificate of Incorporation by adding a Section 6.3.5 to Article 6 thereto, authorizing the Board, in its sole and absolute discretion, to set and declare a Reverse Split on a 1 for 5, 1 for 7, 1 for 10, 1 for 20, or 1 for 30 basis, said Section 6.3.5 of Article 6 to be read in its entirety as follows:

“6.3.5

Reverse Stock Split.  (a) Upon the date that this Certificate of Amendment to the Certificate of Incorporation of the Corporation becomes effective in accordance with the General Corporation Law of the State of Delaware (the “Effective Date”), each [five (5)] [seven (7)] [ten (10)] [twenty (20)] [thirty (30)] shares of outstanding Common Stock, par value $0.001 per share (for purposes of this subsection 6.3.5 “Old Common Stock”), of the Corporation issued and outstanding immediately prior to the Effective Date shall be, without any action of the holder thereof, automatically combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share (for purposes of this subsection 6.3.5, the “New Common Stock”) of the Corporation.  Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined.  No fractional shares of Common Stock will be issued as a result of the Reverse Split. In the event the proposed Reverse Split leaves a shareholder with a fraction of a share, the number of shares due to the shareholder shall be rounded up. For example, if the proposed Reverse Split leaves an individual shareholder with one and one half shares, the shareholder will be issued, post proposed Reverse Split, two whole shares.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, written consent in lieu of a special meeting of the Common Stock holders and Series A Preferred Stock holders constituting each of the classes of the Corporation’s stock was duly called and held upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware, pursuant to which, a majority of each class of stockholder voted in favor of the Amendment.

THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:    That the capital of said Corporation shall not be reduced under or by reason of said Amendment.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Incorporation of Shrink Nanotechnologies, Inc. as of ___________, ____.

SHRINK NANOTECHNOLOGIES, INC. /s/ Darren Miles By: Darren Miles Its: President